Exhibit 99.1

News Release

Integra Bank Corporation Announces Changes to Corporate Governance Practices and Other Matters

EVANSVILLE, INDIANA – October 19, 2007 – Integra Bank Corporation (Nasdaq Global Market: IBNK) announced today that its Board of Directors had taken several steps to enhance the Company’s corporate governance practices and facilitate book-entry ownership of its common stock.

The Board of Directors amended the Company’s By-laws to phase out the current classified Board structure beginning in 2008. By 2010, all Directors will be subject to annual election.

The Board also changed the way in which Directors are elected. Under the new majority voting policy, any Director that fails to receive a majority of the votes cast in favor of his or her election will tender his or her resignation. The Nominating and Governance Committee will make a recommendation to the Board of Directors whether to accept or reject the tendered resignation, or whether other action should be taken.

The Board of Directors also amended the Company’s Rights Agreement (commonly referred to as a poison pill) so that it will terminate effective at the close of business on October 22, 2007. The Rights Plan was originally set to expire in 2011.

“The Board of Directors remains committed to reassessing the Company’s corporate governance practices and took these actions after careful deliberation and based on the recommendation of the Nominating and Governance Committee,” stated Mike Vea, Chairman, President and CEO. “We believe these actions further our objective to promote good corporate governance.”

In another action, the Board of Directors amended the Company’s By-laws to permit an investor’s ownership to be recorded and maintained in book entry form on the records of the transfer agent without the issuance of a physical stock certificate. Effective January 1, 2008, listed securities with Nasdaq are eligible for a Direct Registration Program.

The Corporate Governance Principles may be found on Integra’s website at www.integrabank.com under Corporate Governance.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the markets in which Integra does business, are less favorable than expected; (2) changes in the interest rate environment that reduce net interest margin; (3) charge-offs and loan loss provisions; (4) the ability of Integra to maintain required capital levels and adequate sources of funding and liquidity; (5) changes and trends in capital markets; (6) competitive pressures among depository institutions increase significantly; (7) effects of critical accounting policies and judgments; (8) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (9) legislative or regulatory changes or actions, or significant litigation that adversely affect Integra or the business in which Integra is engaged; (10) ability to attract and retain key personnel; (11) difficulties in combining the operations of Peoples; (12) ability to secure confidential information through the use of computer systems and telecommunications network; and (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity, and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. As of September 30, 2007, Integra has $3.3 billion in total assets and currently operates 80 banking centers and 135 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Moody’s Investors Service has assigned an investment grade rating of A3 for Integra Bank’s long-term deposits. Integra Bank Corporation’s Corporate Governance Quotient (CGQ) rating as of October 1, 2007, has IBNK outperforming 91.5% of the companies in the Russell 3000 Index and 92.8% of the companies in the banking group. This rating is updated monthly by Institutional Shareholder Services and measures public companies’ corporate governance performance to a set of corporate governance factors that reflects the current regulatory environment. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Contacts:

Mike Vea, Chairman, President and CEO — 812-464-9604
Martin Zorn, CFO, EVP-Finance and Risk — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677

Web site:

http://www.integrabank.com